Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Senior High Income Fund, Inc. (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended February 29, 2012 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 1, 2012

/s/ John M. Perlowski

John M. Perlowski

Chief Executive Officer (principal executive officer) of

BlackRock Senior High Income Fund, Inc.

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Senior High Income Fund, Inc. (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended February 29, 2012 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 1, 2012

/s/ Neal J. Andrews

Neal J. Andrews

Chief Financial Officer (principal financial officer) of

BlackRock Senior High Income Fund, Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.